Intellicheck Announces Record First Quarter 2026 Results

Net income improved to $636,000 with EPS of $0.03
Q1 record Adjusted EBITDA of $935,000
Quarter end cash balance of $10.1 million

MELVILLE, NY – May 12, 2026 – Intellicheck, Inc. (Nasdaq: IDN), an industry-leading identity company delivering on-demand digital and physical identity validation solutions, today announced its financial results for the first quarter ended March 31, 2026. Total revenue for the first quarter ended March 31, 2026 grew 13% to a record $5,524,000 compared to $4,894,000 in the same period of 2025. First quarter SaaS revenue grew 13% and totaled $5,514,000 compared to $4,868,000 in the same period of 2025.

“This quarter further validates our belief that Intellicheck has reached a key inflection point in the evolution of our business and our path to profitability. At our current operating run rate, incremental revenue is expected to flow meaningfully to the bottom line. We believe this demonstrates the leverage in our business model and the successful execution across the organization. We ended the quarter with more than $10 million in cash, no debt, and what we believe is a truly differentiated identity verification platform,” said Intellicheck CEO Bryan Lewis.

Gross profit as a percentage of revenues improved to 91.0% for the three months ended March 31, 2026 compared to 89.7% in the same period in 2025.

Operating expenses for the three months ended March 31, 2026, which consist of selling, general and administrative expenses and research and development expenses decreased by 5.4% to $4,483,000 for the first quarter of 2026 compared to $4,740,000 for the same period of 2025. Included within operating expenses for the first quarters of 2026 and 2025 were $200,000 and $177,000, respectively, of non-cash equity compensation expense.

Net income for the three months ended March 31, 2026 improved significantly to $636,000 or $0.03 per diluted share compared to Net loss of ($318,000) or ($0.02) per diluted share for the same period in 2025.

Adjusted EBITDA (earnings before interest and other income, provision for income taxes, sales tax accrual, depreciation, amortization, stock-based compensation expense and certain non-recurring charges) also improved significantly to $935,000 for the first quarter of 2026 as compared to ($17,000) for the same period of 2025. A reconciliation of adjusted EBITDA to net income (loss) is provided in this release.

As of March 31, 2026, the Company had cash of $10,062,000 and stockholders’ equity totaled $21,533,000.

Conference Call Information
The Company will hold an earnings conference call on May 12 at 4:30 p.m. ET/1:30 p.m. PT to discuss operating results. To listen to the earnings conference call, please dial 877-407-8037. For callers outside the U.S., please dial 201-689-8037.

A replay of the conference call will be available shortly after completion of the live event. To listen to the replay, please dial 877-660-6853 and use conference identification number 13759884. For callers outside the U.S., please dial 201-612-7415 and use conference identification number 13759884. The replay will be available beginning approximately three hours after the completion of the live event and will remain available until May 19, 2026.

INTELLICHECK, INC.

UNAUDITED CONDENSED BALANCE SHEETS
MARCH 31, 2026 AND DECEMBER 31, 2025
(in thousands, except share and per share amounts)

	March 31, 2026	December 31, 2025
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,062	$9,650
Accounts receivable, net of allowance for credit losses of $157 at March 31, 2026 and December 31, 2025	5,740	3,365
Other current assets	893	892
Total current assets	16,695	13,907

PROPERTY AND EQUIPMENT, NET	374	394
GOODWILL	8,102	8,102
INTANGIBLE ASSETS, NET	1,937	2,077
OTHER ASSETS	1	1
Total assets	$27,109	$24,481

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$425	$226
Accrued expenses	2,229	1,897
Deferred revenue	2,922	1,661
Total current liabilities	5,576	3,784

Total liabilities	5,576	3,784

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock - $0.01 par value; 30,000 shares authorized; Series A convertible preferred stock, zero shares issued and outstanding at March 31, 2026 and December 31, 2025	—	—
Common stock - $0.001 par value; 40,000,000 shares authorized; 20,239,060 and 20,225,323 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	20	20
Additional paid-in capital	154,087	153,887
Accumulated deficit	(132,574)	(133,210)
Total stockholders’ equity	21,533	20,697

Total liabilities and stockholders’ equity	$27,109	$24,481

INTELLICHECK, INC.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025
(in thousands, except share and per share amounts)

	Three months ended March 31,
	2026	2025

REVENUES	$5,524	$4,894
COST OF REVENUES	(499)	(502)
Gross profit	5,025	4,392

OPERATING EXPENSES
Selling, general and administrative	3,242	3,453
Research and development	1,241	1,287
Total operating expenses	4,483	4,740

Income (loss) from operations	542	(348)

OTHER INCOME AND EXPENSE
Other income, net	94	30
Total other income, net	94	30

Net income (loss) before provision for income taxes	636	(318)
Provision for income taxes	—	—

Net income (loss)	$636	$(318)

PER SHARE INFORMATION
Income (loss) per common share -
Basic	$0.03	$(0.02)
Diluted	$0.03	$(0.02)

Weighted average common shares used in computing per share amounts
Basic	20,236,880	19,816,043
Diluted	20,850,957	19,816,043

INTELLICHECK, INC.

UNAUDITED CONDENSED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025
(in thousands, except number of shares)

	Three months ended March 31, 2026
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount

BALANCE, December 31, 2025	20,225,323	$20	$153,887	$(133,210)	$20,697

Stock-based compensation	–	–	200	–	200
Issuance of shares for vested restricted stock grants	13,737	–	–	–	–
Net income	–	–	–	636	636
BALANCE, March 31, 2026	20,239,060	$20	$154,087	$(132,574)	$21,533

	Three months ended March 31, 2025
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount

BALANCE, December 31, 2024	19,782,311	$19	$152,211	$(134,483)	$17,747

Stock-based compensation	–	–	179	–	179
Issuance of shares for vested restricted stock grants	33,732	–	–	–	–
Net loss	–	–	–	(318)	(318)
BALANCE, March 31, 2025	19,816,043	$19	$152,390	$(134,801)	$17,608

INTELLICHECK, INC.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

	Three months ended March 31,
	2026	2025

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$636	$(318)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	193	154
Stock-based compensation	200	177
Credit loss expense	16	14
Changes in assets and liabilities:
(Increase) in accounts receivable	(2,391)	(2,846)
(Increase) in other current assets and other assets	(2)	(200)
Increase in accounts payable and accrued expenses	532	251
Increase in deferred revenue	1,261	3,518
Net cash provided by operating activities	445	750

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(33)	(9)
Software development costs	—	(164)
Net cash used in investing activities	(33)	(173)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of insurance financing arrangements	—	(95)
Net cash used in financing activities	—	(95)

Net increase in cash	412	482

CASH AND CASH EQUIVALENTS, beginning of period	9,650	4,666

CASH AND CASH EQUIVALENTS, end of period	$10,062	$5,148

Supplemental disclosures of cash flow information:
Cash paid for interest	$—	$(3)
Cash paid for income taxes	$—	$—

Adjusted EBITDA

We use Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by adjusting net income (loss) for certain reductions such as restructuring severance expenses, interest and other income, provisions for income taxes, depreciation, amortization and stock-based compensation expense. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing our financial results with other companies that also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as amortization, depreciation and stock-based compensation, as well as non-operating charges for interest and provisions for income taxes, investors can evaluate our operations and can compare the results on a more consistent basis to the results of other companies. In addition, Adjusted EBITDA is one of the primary measures that management uses to monitor and evaluate financial and operating results.
We consider Adjusted EBITDA to be an important indicator of our operational strength and performance of our business and a useful measure of our historical operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes restructuring severance expenses, interest and other income, provisions for income taxes, stock-based compensation expense, all of which impact our profitability, as well as depreciation and amortization related to the use of long-term assets which benefit multiple periods. We believe that these limitations are compensated by providing Adjusted EBITDA only with GAAP net income (loss) and clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss) presented in accordance with GAAP. Adjusted EBITDA as defined by us may not be comparable with similarly named measures provided by other companies.

	(unaudited)
	Three Months Ended March 31,
	2026	2025

Net income (loss)	$636	$(318)
Reconciling items:
Other income, net	(94)	(30)
Depreciation and amortization	193	154
Stock-based compensation	200	177

Adjusted EBITDA	$935	$(17)

Adjusted Gross Profit
We use Adjusted Gross Profit as a non-GAAP financial performance measurement. Adjusted Gross Profit is calculated by adjusting gross profit for the reduction of amortization expense. Adjusted Gross Profit is provided to investors to supplement the results of operations reported in accordance with GAAP. We believe Adjusted Gross Profit is important because it focuses on the current operating performance, as amortization expense does not accurately reflect the current costs required to maintain the operational usage of our service. Rather, amortization expense reflects the allocation of historical software development costs over their estimated useful lives.
As an indicator of our operating performance, Adjusted Gross Profit should not be considered an alternative to, or more meaningful than, gross profit as determined in accordance with GAAP. Our Adjusted Gross Profit may not be comparable to a similarly titled measure of another company because other entities may not calculate Adjusted Gross Profit in the same manner.

	(unaudited)
	Three Months Ended March 31,
	2026	2025

Revenues	$5,524	$4,894
Cost of revenues, exclusive of amortization	362	399
Amortization allocable to cost of revenues	137	103
Gross profit	5,025	4,392
Add:
Amortization allocable to cost of revenues	137	103
Adjusted gross profit	5,162	4,495

Gross profit as a percentage of revenues	91.0%	89.7%
Adjusted gross profit as a percentage of revenues	93.4%	91.8%

Contact
Investor Relations: Gar Jackson (949) 873-2789 / gjackson@intellicheck.com
Media and Public Relations: Sharon Schultz (302) 539-3747 / sschultz@intellicheck.com

About Intellicheck
Intellicheck (Nasdaq: IDN), the industry leader in identity verification management, prevents the use of unauthorized IDs to stop identity-based fraud. Intellicheck is the only SaaS-based validation and proofing service that uses a unique and proprietary analysis of DMV-issued IDs to create trusted, real-time customer identity verification experiences across a wide variety of sectors, both in-person and digitally. Intellicheck is processing identity transactions for almost half the adult population in the United States and Canada annually with state-of-the-art technology solutions that are providing a seamless, invisible ID verification experience while delivering 99.975% decisioning in under a second when a customer is using our tools to capture the document. For more information on Intellicheck, visit us on the web and follow us on LinkedIn, X, Facebook, and YouTube.

Safe Harbor Statement
Statements in this news release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA), including statements regarding future demand for our products and services, future revenue, profitability, Adjusted EBITDA, cash flow and other financial metrics, our growth strategy and ability to scale the business, expansion into new vertical markets and customer segments, the anticipated impact of artificial intelligence on identity fraud and on demand for our products, and our ability to leverage existing partnerships or enter into new ones. These statements express management's current views and use words like "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "target," "will," "would" and similar terms. This statement is included for the express purpose of availing Intellicheck, Inc. of the protections of the safe harbor provisions of the PSLRA.

Actual results could differ materially due to factors including: market acceptance and adoption of our SaaS offerings; customer concentration; competition, including from providers with greater resources; the rapid evolution of artificial intelligence, including the use of generative AI to create synthetic identities and deepfakes, and our ability to maintain technological advantages; changes in privacy, biometric, data protection and AI laws and regulations; pending or future litigation and regulatory inquiries; cybersecurity incidents, data breaches or service interruptions; macroeconomic and geopolitical conditions and the effect on the economy of the ongoing conflict in the Middle East, including effects to consumer sentiment and inflationary pressures; our ability to attract and retain key personnel; our ability to utilize net operating loss carryforwards, including limitations under Section 382; risks associated with being a smaller reporting and micro-cap company; and other risks described in our filings with the Securities and Exchange Commission, including under "Risk Factors" in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. We do not assume any obligation to update the forward-looking information contained in this release.